Biofield Corp. Expands Arsenal Of Non-Invasive Diagnostic Devices

Acquires Global Distribution Rights for ValioRx plcs HPV and Cancer Diagnostic Products

•	Wednesday February 4, 2009, 9:00 am EST

PHILADELPHIA & HONG KONG--(BUSINESS WIRE)--Biofield Corp. (OTCBB:BZEC - News), a medical technology company which develops and acquires noninvasive diagnostic medical devices to assist in detecting and preventing cancer and other illnesses for the world’s largest population centers, announced today that it has acquired additional products for its portfolio of non-invasive cancer diagnostic products. Specifically, Biofield has acquired the exclusive worldwide distribution rights outside of Belgium, for ValiRx plc’s Human Papilloma Virus (HPV) diagnostic test for cervical cancer as well as for ValioRx’s HyperGenomicsTM and NucleosomicTM cancer diagnostics products.

While the Company’s initial focus was on securing U.S. FDA approval to distribute the Company’s proprietary Biofield Diagnostic System for the early detection of breast cancer (the “BDS”) in the U.S., the Company has reoriented and expanded its energies to focus on offering non-invasive and cost effective technologies, on an easily accessible basis, to the world’s largest population centers. The Company anticipates achieving its goal by generating sales of the BDS in foreign markets and acquiring other non-invasive detection and prevention technologies. The Company is currently focusing on distributing its product portfolio in China (including Hong Kong, Taiwan and Macau), India, the Philippines, Indonesia, Malaysia, Singapore, Vietnam, and other parts of Asia, Mexico, Latin America and Europe.

The Company has also announced that is has opened an office in Bangalore, India where it is has been preparing to begin marketing the oral herpes device pursuant to the exclusive worldwide distribution rights it acquired from NeuroMed, as previously announced. The company expects to begin marketing the device through a wholly owned Indian subsidiary, via direct web based/internet marketing, retail, wholesale and through physicians and hospitals within the next 30 days.

Shepard G. Bentley, the Company’s Chief Executive Officer, stated: “We are very pleased to be able to add a HPV diagnostic test for cervical cancer as well as ValioRx’s HyperGenomics™ and Nucleosomics™ cancer diagnostics products to our portfolio. When combining these products with those which we acquired pursuant to an exclusive worldwide distribution agreement with NeuroMed Devices, Inc. for the treatment of oral and genital herpes, with our own proprietary BDS, we are extremely well positioned to provide a broad range of non-invasive products and services.”

James MacKay, Chairman of the The MacKay Holdings Limited and majority shareholder of Biofield added: “We anticipate sales of our portfolio of products in China over the near term through the new Chinese national healthcare joint venture, Worldwide Lifecare Limited. This joint venture, which is a partnership between the National Labor Union, China’s top Financial Institutions, and been funded with approximately US$350 million by the Chinese Government, is anticipated to open more than 500 medical clinic centers across China before 2012 and provide a variety of Biofield’s products and services in its clinics. The Company has reoriented its energies to focus on offering non-invasive and cost effective technologies to the public. Our mission and goal is to bring technologies to the people through our worldwide (i.e. China, India and Europe) network and to make it easily accessible. My private company, The MacKay Holdings Limited (MKG) strength is the network with key people and Governments in different countries. The objective is to utilize MKG to establish a worldwide channel for distributing Biofield’s technologies. MKG becomes the bridge between the east and the west, no more no less.”

About Biofield Corp.

Biofield is a medical technology company which develops and acquires noninvasive diagnostic medical devices to assist in detecting and preventing cancer and other illnesses. The Company has reoriented and expanded its energies to focus on offering non-invasive and cost effective technologies, on an easily accessible basis, to the world’s largest population centers. For more information go to: www.biofield.com.

About ValiRx

ValiRx plc (AIM:VAL, 'ValiRx') is a cancer therapeutics and diagnostics company headquartered in London, England and admitted to AIM in October 2006. The Company operates through two subsidiaries, ValiPharma (formerly trading as Cronos Therapeutics) (www.valipharma.com), a UK-based epigenetic drug discovery and development business and ValiBIO SA (www.valibio.com), a Belgium-based oncology diagnostics operation.

ValiRx currently has two epigenetic diagnosis products - HyperGenomics™, a method for the detection and identification of hypersensitive sites in cells and Nucleosomics™, a non-invasive (blood) test for early cancer diagnosis based on epigenetic signal changes associated with malignancy. For more information go to: www.valirx.com

NucleosomicsTM diagnostic products

NucleosomicsTM is a platform for non-invasive (blood) tests for early cancer diagnosis based on epigenetic signal changes associated with malignancy.

ELISA tests for global histone modifications expressed in cell free nucleosomes in blood that are characteristic of cancers are currently under development. The company expects to launch early Nucleosomics products for research use in 2009. Diagnostic products regulated by EMEA and the FDA will follow. Early disease focus is in lung, pancreatic and colon cancer.

HyperGenomicsTM diagnostic products

HyperGenomicsTM is a platform for differential diagnostic and prognostic tests in cancer as well as testing for personalized medicine.

ValiBIO is developing differential diagnostic products.

About The MacKay Holdings Limited

The MacKay Holdings Limited (“MKG”) is a private corporation that pursues diverse and significant opportunities around the globe. It has a portfolio of investments in a variety of companies, ventures, and projects. MKG has gained the respect of government and industry leaders around the world and has been instrumental in establishing a world wide distribution channel for the Biofield portfolio of products. For more information go to: www.themackaygroup.net

About The CorpFin Group, LLC:

The CorpFin Group is a leading South Florida based Advisory Firm whose mission is to combine Management's vision, with the experience of our Advisor's to maximize equity value. Our Focus on Value Creation enables us to bring an original, independent view and unique expertise to the opportunities and challenges that business leaders face. Our services include: Strategic Planning, Leadership & Organization, Transitional Management, Accessing & Controlling Capital, Risk Avoidance, Transitional & Alternative Public Offerings, Mergers, Acquisitions & Alliances. Coordination of Public Company Reporting and SOX Compliance, Investor Relations, Business Valuations & Fairness Opinions & Going Private Transactions. For more information go to: www.CorpFingrp.com

SAFE HARBOR STATEMENT: This news release contains "forward-looking statements" made pursuant to the safe harbor provisions of the 1995 Private Securities Litigation Reform Act. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Such statements are subject to risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that our products may not achieve customer acceptance or perform as intended, that we may be unable to obtain necessary financing to continue operations and development, and other risks. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements

Contact:

The CorpFin Group
Michael S. Jacobs, 561-962-4159
Michael@corpfingrp.com
www.CorpFingrp.com